CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-260419 on Form S-8 and Registration Statement No. 333-271583 on Form S-3 of our reports dated February 29, 2024, relating to the financial statements of The Vita Coco Company, Inc. and the effectiveness of The Vita Coco Company, Inc.'s internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended December 31, 2023.

/s/ DELOITTE & TOUCHE LLP

New York, New York
February 29, 2024